Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 15, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Rentech, Inc.’s Transition Report on Form 10-KT for the three-month period ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 18, 2012